Calculation of Filing Fee Tables
S-1
VARSAL TECH, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value US$$0.0001 per share	457(o)			$ 20,000,000.00	0.0001381	$ 2,762.00
Fees to be Paid	2	Other	Underwriter Warrants to purchase class A common stock	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class A common stock underlying Underwriter Warrants	457(o)			$ 1,100,000.00	0.0001381	$ 151.91
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 21,100,000.00		$ 2,913.91
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,913.91
Offering Note
[1]	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Includes class A common stock that may be purchased by the underwriters pursuant to their option to purchase additional class A common stock to cover over-allotment, if any. In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional class A common stock that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

[2]	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Includes class A common stock that may be purchased by the underwriters pursuant to their option to purchase additional class A common stock to cover over-allotment, if any. In accordance with Rule 457(g) under the Securities Act of 1933, as amended, because the class A common stock of the registrant underlying the Underwriter Warrants is registered hereby, no separate registration fee is required with respect to the Underwriter Warrants registered hereby

[3]	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Includes class A common stock that may be purchased by the underwriters pursuant to their option to purchase additional class A common stock to cover over-allotment, if any. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, The Underwriter Warrants are exercisable at a per Class A common stock exercise price equal to 110% of the public offering price. The proposed maximum aggregate offering price of the Underwriter Warrants is $1,100,00 which is equal to 110% of $1,000,000 (5% of the proposed maximum aggregate offering price for the Class A common stock of $20,000,000).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date